UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 12, 2013

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2013, at the 2013 annual meeting of stockholders (the “Annual Meeting”) of Tilly’s, Inc. (the “Company”), the Company’s stockholders voted on two proposals, as described below. Both of the proposals were described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on May 1, 2013. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1

The Company’s stockholders elected the following six directors for a term of office expiring at the Company’s 2014 annual meeting of stockholders and until their successors are duly elected and qualified. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Hezy Shaked	177,576,592	607,554	674,185
Doug Collier	177,635,961	548,185	674,185
Daniel Griesemer	177,687,639	496,507	674,185
Seth Johnson	177,687,639	496,507	674,185
Janet Kerr	177,635,961	548,185	674,185
Bernard Zeichner	177,635,961	548,185	674,185

Proposal 2

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014 as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,391,543	3,376	463,412	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: June 13, 2013	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal

	Title:	Vice President, General Counsel and Secretary